Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

September 27, 2012

iPath® Exchange Traded Notes Trading Strategy Report July 2012—Data provided by ArcaVision 3 4 24 23 14 15 17 46 47 43 29 50 Exchange Traded Note Ticker Yearly Fee (bps) Spread ($) Spread (bps) Avg. Quote Size (notes) Avg. Quote Size ($) Avg. Order Size ($) Close Price ($) Notes Outstanding (000s) Market Cap ($M) Volatility (%) Avg. Daily Vol. (notes) Avg. Daily Vol. ($M) Pri. Mkt. Share (%) Short Interest (%) iPath® S&P 500 VIX Short-Term FuturesTM ETN VXX 89 0.01 6.7 23,000 $324,000 $11,000 $13.62 122,54 6 $1,669.1 63.3% 4 1,101,000 $571.9 19% 41% iPath® S&P GSCI® Crude Oil Total Return Index ETN OIL 75 0.01 5.3 21,000 $451,000 $18,000 $21.32 19,925 $424.8 36.6% 7 62,000 $16.3 18% 4% iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN DJP 75 0.03 6.5 21,000 $903,000 $24,000 $42.94 48,388 $2,077.8 25.2% 3 82,000 $16.2 20% 1% iPath® S&P 500 VIX Mid-Term FuturesTM ETN VXZ 89 0.04 9.4 2,000 $92,000 $14,000 $42.25 6,023 $254.5 32.8% 3 41,000 $14.5 40% 25% iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN JJG 75 0.07 11.3 4,000 $211,000 $32,000 $62.42 2,957 $184.6 47.5% 1 55,000 $9.3 30% 3% iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN GAZ 75 0.04 118.1 1,000 $3,000 $2,000 $3.27 1 5,259 $49.9 40.4% 1 11,000 $0.4 17% 1% iPath® MSCI India IndexSM ETN INP 89 0.07 13.0 1,000 $31,000 $18,000 $50.29 8,183 $411.5 23.9% 9 8,000 $5.0 44% 4% iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN JJC 75 0.02 4.5 12,000 $519,000 $20,000 $43.37 2,551 $110.6 22.6% 7 8,000 $3.4 27% 18% iPath® S&P 500 Dynamic VIX ETN XVZ 95 0.06 11.2 1,000 $54,000 $18,000 $55.41 5,234 $290.0 10.1% 5 0,000 $2.8 13% 10% iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN COW 75 0.03 10.6 7,000 $197,000 $11,000 $28.35 1,821 $51.6 18.2% 3 9,000 $1.1 26% 3% iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN JJA 75 0.09 14.3 4,000 $250,000 $39,000 $64.46 1,946 $125.4 38.1% 2 7,000 $1.7 28% 0% iPath® US Treasury 10-year Bear ETN DTYS 75 0.03 13.1 1,000 $37,000 $21,000 $25.95 3,145 $81.6 22.9% 2 5,000 $0.7 39% 1% iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN JO 75 0.09 21.4 2,000 $70,000 $9,000 $41.75 653 $27.3 39.4% 2 4,000 $1.0 26% 3% iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN BAL 75 0.08 18.0 1,000 $27,000 $16,000 $47.03 664 $31.2 25.4% 2 2,000 $1.1 29% 1% iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN NIB 75 0.07 21.6 1,000 $30,000 $11,000 $32.43 812 $26.3 30.8% 2 2,000 $0.7 44% 3% iPath® S&P GSCI® Total Return Index ETN GSP 75 0.09 28.2 29,000 $921,000 $40,000 $32.67 3,669 $119.9 27.6% 1 7,000 $0.5 27% 1% iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN SGG 75 0.11 13.3 1,000 $53,000 $17,000 $85.38 329 $28.1 30.1% 1 5,000 $1.3 34% 5% iPath® Short Extended Russell 2000® TR Index ETN RTSA 50 0.16 54.6 1,000 $15,000 $12,000 $29.80 210 $6.3 99.4% 1 3,000 $0.4 42% 3% iPath® Short Extended S&P 500® TR Index ETN SFSA 35 0.39 189.9 1,000 $20,000 $6,000 $18.69 487 $9.1 110.5% 1 1,000 $0.2 41% 2% iPath® US Treasury Flattener ETN FLAT 75 0.03 4.5 3,000 $170,000 $43,000 $63.25 241 $15.2 7.0% 9 ,000 $0.6 34% 1% iPath® Optimized Currency Carry ETN ICI 65 0.06 12.4 41,000 $1,940,000 $20,000 $48.34 454 $22.0 7.1% 9 ,000 $0.4 11% 1% iPath® Pure Beta Coffee ETN CAFE 75 0.32 116.1 1,000 $16,000 $4,000 $26.80 52 $1.4 42.8% 7 ,000 $0.2 27% 4% iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN JJS 75 0.09 15.0 1,000 $75,000 $24,000 $62.34 286 $17.8 24.3% 7 ,000 $0.5 32% 4% iPath® Pure Beta Broad Commodity ETN BCM 75 0.07 16.0 17,000 $720,000 $35,000 $43.89 482 $21.1 23.2% 6 ,000 $0.3 32% 1% iPath® US Treasury Long Bond Bear ETN DLBS 75 0.05 19.9 2,000 $60,000 $7,000 $26.45 770 $20.4 36.3% 6 ,000 $0.2 30% 7% iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN JJM 75 0.08 25.5 4,000 $120,000 $28,000 $32.38 1,063 $34.4 25.0% 6,000 $0.2 73% 0% iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETN XXV 89 0.02 5.7 3,000 $126,000 $54,000 $37.03 347 $12.8 7.0% 6 ,000 $0.3 44% 2%

iPath Dow Jones-UBS Energy Subindex Total ReturnSM ETN JJE 75 0.08 44.9 6,000 $104,000 $8,000 $17.82 686 $12.2 34.2% 5 ,000 $0.1 15% 0% iPath Dow Jones-UBS Lead Subindex Total ReturnSM ETN LD 75 0.20 43.2 2,000 $113,000 $19,000 $47.27 62 $2.9 23.2% 5 ,000 $0.3 29% 0% iPath Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN JJP 75 0.15 17.9 3,000 $276,000 $80,000 $86.05 472 $40.6 15.8% 3 ,000 $0.2 17% 0% iPath Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II) VZZB 89 0.09 38.4 1,000 $11,000 $9,000 $22.51 38 $0.8 55.3% 3 ,000 $0.1 95% 134% iPath Dow Jones-UBS Tin Subindex Total ReturnSM ETN JJT 75 0.31 74.8 3,000 $114,000 $17,000 $41.17 223 $9.2 39.4% 2 ,000 $0.1 58% 1% iPath Pure Beta Crude Oil ETN OLEM 75 0.06 16.1 3,000 $109,000 $8,000 $38.61 523 $20.2 28.6% 2 ,000 $0.1 32% 2% iPath Dow Jones-UBS Platinum Subindex Total ReturnSM ETN PGM 75 0.09 28.5 1,000 $22,000 $24,000 $32.03 877 $28.1 17.6% 2 ,000 $0.1 45% 0% iPath US Treasury Steepener ETN STPP 75 0.04 10.1 4,000 $138,000 $11,000 $34.97 367 $12.8 21.5% 2 ,000 $0.1 35% 1% iPath Pure Beta Precious Metals ETN BLNG 75 0.52 104.0 1,156 $54,000 $11,000 $46.21 47 $2.5 0.0% 1 ,000 $0.0 #N/A 0% iPath CBOE S&P 500 BuyWrite IndexSM ETN BWV 75 1.00 191.0 1,000 $78,000 $7,000 $51.93 218 $11.3 28.5% 1 ,000 $0.1 57% 2% iPath Pure Beta Cocoa ETN CHOC 75 0.21 59.5 1,000 $40,000 $7,000 $35.37 85 $3.0 35.7% 1 ,000 $0.0 41% 27% iPath Pure Beta Cotton ETN CTNN 75 0.28 97.6 1,000 $30,000 $7,000 $27.78 38 $1.0 31.0% 1 ,000 $0.0 58% 1% iPath Pure Beta Copper ETN CUPM 75 0.20 50.7 3,000 $124,000 $6,000 $38.80 61 $2.4 15.7% 1 ,000 $0.0 68% 2% iPath Seasonal Natural Gas ETN DCNG 75 0.19 67.6 1,000 $25,000 $3,000 $29.12 83 $2.4 42.4% 1 ,000 $0.0 55% 2% iPath Pure Beta Agriculture ETN DIRT 75 0.33 62.8 2,000 $129,000 $24,000 $53.33 64 $3.4 53.9% 1 ,000 $0.0 38% 3% iPath US Treasury Long Bond Bull ETN DLBL 75 0.07 10.4 2,000 $173,000 $49,000 $70.99 72 $5.1 16.0% 1 ,000 $0.1 57% 0% iPath US Treasury 2-year Bull ETN DTUL 75 0.07 12.0 13,000 $766,000 $45,000 $58.40 71 $4.2 36.6% 1 ,000 $0.0 8% 0% iPath US Treasury 2-year Bear ETN DTUS 75 0.05 12.2 13,000 $510,000 $11,000 $40.02 424 $17.0 13.0% 1 ,000 $0.0 38% 0% iPath US Treasury 10-year Bull ETN DTYL 75 0.09 13.1 1,000 $84,000 $66,000 $72.38 72 $5.2 10.6% 1 ,000 $0.2 77% 0% iPath EUR/USD Exchange Rate ETN ERO 40 0.60 127.2 1,000 $60,000 $17,000 $47.36 95 $4.5 15.4% 1 ,000 $0.0 27% 0% iPath GBP/USD Exchange Rate ETN GBB 40 0.56 135.8 19,000 $804,000 $7,000 $41.62 60 $2.5 19.9% 1 ,000 $0.1 63% 2% iPath Global Carbon ETN GRN 75 0.75 710.1 1,000 $7,000 $2,000 $10.66 106 $1.1 148.1% 1 ,000 $0.0 45% 1% iPath Pure Beta Industrial Metals ETN HEVY 75 0.25 69.6 2,000 $82,000 $8,000 $35.78 66 $2.4 0.0% 1 ,000 $0.0 70% 1% iPath Dow Jones-UBS Nickel Subindex Total ReturnSM ETN JJN 75 0.14 59.4 3,000 $78,000 $17,000 $22.60 299 $6.8 32.0% 1 ,000 $0.0 25% 1% iPath Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN JJU 75 0.09 39.8 2,000 $47,000 $14,000 $22.70 145 $3.3 34.9% 1 ,000 $0.0 33% 13% iPath JPY/USD Exchange Rate ETN JYN 40 0.09 12.6 4,000 $286,000 $30,000 $74.13 75 $5.5 11.4% 1 ,000 $0.0 16% 0% iPath Pure Beta Lead ETN LEDD 75 0.27 75.6 2,000 $53,000 $11,000 $35.02 17 $0.6 14.9% 1 ,000 $0.0 56% 4% iPath Pure Beta Nickel ETN NINI 75 2.04 691.3 1,000 $42,000 $5,000 $29.38 41 $1.2 46.3% 1 ,000 $0.0 43% 0% iPath Pure Beta Energy ETN ONG 75 0.44 114.8 1,000 $18,000 $9,000 $0.00 61 $0.0 0.0% 1 ,000 $0.1 2% 2% iPath Short Extended Russell 1000 TR Index ETN ROSA 50 1.39 620.9 1,000 $24,000 $4,000 $17.82 103 $1.8 286.5% 1 ,000 $0.0 35% 0% iPath Long Extended Russell 2000 TR Index ETN RTLA 50 0.07 10.8 1,000 $32,000 $11,000 $60.16 92 $5.6 71.9% 1 ,000 $0.0 61% 1%

iPath Long Extended S&P 500 TR Index ETN SFLA 35 0.06 8.7 1,000 $39,000 $14,000 $75.19 41 $3.1 70.1% 1 ,000 $0.0 72% 0% iPath Pure Beta Sugar ETN SGAR 75 0.26 50.2 1,000 $31,000 $8,000 $50.67 49 $2.5 12.1% 1 ,000 $0.0 45% 0% iPath Pure Beta Grains ETN WEET 75 0.40 74.7 1,000 $50,000 $9,000 $56.08 52 $2.9 28.9% 1 ,000 $0.0 30% 0% iPath Inverse S&P 500 VIX Short-Term FuturesTM ETN (II) IVOP 0.07 $0.1 $22.0 1,000 $32,600 $8,000 $32.55 50 $1.8 0.9% 1 ,000 $0.0 0% 0% iPath Pure Beta Aluminum ETN FOIL 0.33 $0.3 $100.0 1,000 $33,000 $7,000 $32.98 32 $1.1 0.0% 1 ,000 $0.0 0% 0% iPath Pure Beta Softs ETN GRWN 0.31 $0.3 $80.0 1,077 $41,000 $13,000 $33.67 25 $0.8 0.0% 1 ,000 $0.0 0% 0% iPath Pure Beta Livestock ETN LSTK 0.13 $0.1 $30.0 3,047 $132,000 $20,000 $42.86 35 $1.5 0.0% 1 ,000 $0.0 0% 0% iPath Short Enhanced MSCI EAFE Index ETN MFSA 86.93 $86.9 $7,847.0 1,000 $93,000 $22,000 $104.06 55 $0.0 0.0% 1 ,000 $0.0 0% 0% Field Definitions (in order of fields above): Yearly Fee (bps)—The investor fee is calculated cumulatively based on the Yearly Fee and the performance of the underlying index or currency exchange rate and increases each day based on the level of the index or currency exchange rate on that day. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying decreases or does not increase significantly, you may receive less than the principal amount of your investment at maturity or upon redemption. For a more complete description of how the investor fee is calculated, please see the applicable prospectus and product page at www.iPathETN.com. Subject to requirements described in the prospectus, the ETNs may be redeemed with the issuer in large, institutional blocks of 25,000 or 50,000 (depending on the series) ETNs. A redemption charge will apply when redeeming units of the iPath MSCI India IndexSM ETN, iPath S&P 500 VIX Short-Term FuturesTM ETN, and iPath S&P 500 VIX Mid-Term FuturesTM ETN. Spread ($)—The difference in the volume-weighted average bid and offer for all executed orders less than 10,000 notes. Measure of the average cost an investor pays for each share. Spread (bps)—The difference in the volume-weighted average bid and offer for all executed orders less than 10,000 notes. Calculation: Spread ($) divided by Weighted Volume Avg. Price ($) Avg. Quote Size (nt)—The average quoted depth in notes available at the national best bid and offer. (This provides a true representation of the aggregated size in notes at the inside.) Avg. Quote Size ($)—The average quoted depth in dollars available at the national best bid and offer. (This provides a true representation of the aggregated size in dollars at the inside.) Avg. Order Size ($)—The average dollar amount of an order. Calculation: Order Size (notes) multiplied by Volume Weighted Average Price ($) Close Price ($)—The last trade on the last trading day of the month. Notes Outstanding (000s)—The total notes outstanding for the note. Market Cap ($)—Market capitalization of the note. Volatility (%)—The standard deviation or measure of the relative price change of the month’s closing prices. Avg. Daily Volume (notes)—The average daily closing composite volume in notes during the month. Avg. Daily Volume ($M)—The average daily closing composite volume in millions of dollars during the month. Primary Market Share (%)—Market share of volume on the primary listed market. Short Interest %—Percent of the short positions to total notes. Could be used to follow market sentiment, liquidity, & order flow. Calculation: Short interest position divided by total notes outstanding.

Selected Risk Considerations: An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securiteis and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the TNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on teh SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly. The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. “S&P GSCI”, “S&P GSCI Index”, “S&P GSCI Total Return Index”, “S&P GSCI Commodity Index” and “S&P GSCI Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI to track general stock market performance. “Standard & Poor’s”, “S&P”, “S&P 500”, “Standard & Poor’s 500TM” and “500” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE and neither S&P nor CBOE make any representation regarding the advisability of investing in the Securities. Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC. “Barclays Optimized Currency Carry IndexTM” and the “USD Optimized Currency Carry IndexTM” are trademarks of Barclays Bank PLC.

“Russell 1000 Index” and “Russell 2000 Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities. 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0609-0912 NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE “Barclays Global Carbon IndexTM” and “Barclays Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC. “Standard & Poor’s”, “S&P”, “S&P 500”, “Standard & Poor’s 500TM”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500 Dynamic VIX FuturesTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance. “Barclays US Treasury 2Y/10Y Yield Curve Index TM”, “Barclays 2Y US Treasury Futures Targeted Exposure Index TM”, “Barclays 5Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 10Y US Treasury Futures Targeted Exposure Index TM” and “Barclays Long Bond US Treasury Futures Targeted Exposure Index TM” are trademarks of Barclays Bank PLC.